Exhibit 10(e)

____________ Maximum Performance Shares    Date of Grant: April 1, 2019

2019 DEBT-ADJUSTED RESERVES GROWTH PER SHARE PERFORMANCE
AWARD
(EQUITY PORTION)

2004 OMNIBUS STOCK AND INCENTIVE PLAN

DENBURY RESOURCES INC.

This DEBT-ADJUSTED RESERVES GROWTH PER SHARE PERFORMANCE AWARD (this “Award”) is made effective on April 1, 2019 (the “Date of Grant”) by Denbury Resources Inc. (the “Company”) in favor of _____________________ (“Holder”).

WHEREAS, in accordance with the Company’s Amended and Restated 2004 Omnibus Stock and Incentive Plan (the “Plan”), the Committee may grant performance-based Awards;

WHEREAS, the Committee desires to grant to Holder an Award under which Holder can earn Performance Shares based on the Performance Criteria, subject to all of the provisions, including without limitation the vesting provisions, of the Plan and of this Award;

WHEREAS, no Performance Shares will be issued or outstanding until the Vesting Date; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Performance Stock Unit Grant. The Company hereby grants Holder the right to earn and vest in up to a maximum of ___________ Performance Stock Units (the “PSUs”). On the Delivery Date, the PSUs entitle the Holder to receive shares (the “Performance Shares”) of Stock equal to the number of Earned Performance Shares up to and including the Maximum Performance Shares.

2.    Definitions. All terms capitalized herein that are defined in the Plan shall have the meaning assigned to them in the Plan; other capitalized terms shall have the following meaning, or shall be defined elsewhere in this Award:

(a)
“Annual Reserves Growth per Share” or “RGPS” means, for each Calendar Year in the Performance Period, the result of the calculation set out in Section 4(b) expressed as a percentage which reflects the increase or decrease in the Proved Reserves per Share for such Calendar Year as compared to the prior Calendar Year’s Year-End Proved Reserves.

(b)	“Beginning Proved Reserves per Share” means, for each Calendar Year in the Performance Period, the Proved Reserves per Share calculated at the end of the prior Calendar Year.

(c)	“Calendar Year” means the 12-month period beginning on January 1 and ending on and including December 31.

(d)
“Closing Price” means the last reported sales price of the primary common equity security of the Company, as reported by the national securities exchange upon which such security is traded; provided, however, in the event the primary common equity security of the Company is not traded on a national securities exchange at the time of such determination, “Closing Price” will be the price determined by the Committee in good faith based upon a review of the facts and circumstances available to the Committee at the time of determination.

(e)
“Common Stock Price” shall equal the average of the Closing Price of the Company’s primary common equity security for each of the 10 trading days ending on and including the last day of each Calendar Year, taken separately, within the Performance Period.

(f)
“Debt Equivalent Shares” means the number of shares calculated by dividing the Net Debt Principal Balance on December 31 of each Calendar Year in the Performance Period by the Common Stock Price on the same date.

(g)
“Delivery Date” means (i) if Sections 6(b), 7(b)(i), 7(b)(ii) or 7(b)(iii) apply, the date on which Performance Shares are delivered to Holder which shall be no later than the dates set forth in Sections 6(b), 7(b)(i), 7(b)(ii) or 7(b)(iii), as applicable, or (ii) if Sections 6(b), 7(b)(i), 7(b)(ii) or 7(b)(iii) do not apply, the date on which Earned Performance Shares are delivered to Holder, which shall be no later than April 30, 2022 (i.e., 30 days following a March 31, 2022 Vesting Date).

(h)	“Earned Performance Shares” means the number of Performance Shares which are earned during the Performance Period as described and calculated in Section 6.

(i)	“Ending Proved Reserves per Share” means, for each Calendar Year in the Performance Period, the Proved Reserves per Share calculated at the end of such Calendar Year.

(j)
“Maximum Performance Shares” means __________ Performance Shares, which is the maximum number of Performance Shares which may be earned under this Award if there are no adjustments under Section 5 in the number of Performance Shares earned.

(k)
“Net Debt Principal Balance” means the Company’s total debt principal balance less the Company’s cash and cash equivalents balance as of December 31 of each Calendar Year in the Performance Period, as reported in the Company’s Annual Report on Form 10-K.

(l)	“Performance Criteria” means both the Annual Reserves Growth per Share measure and Three-Year Average RGPS measure for the Performance Period.

(m)
“Performance Percentage” means that percentage determined based upon both the Annual Reserves Growth per Share for each Calendar Year in the Performance Period and Three-Year Average RGPS for the Performance Period as determined under the provisions of Section 4, subject to adjustment under Sections 5 and 12.

(n)
“Performance Period” means the three-year period beginning on the first day of the first Calendar Year of the Performance Period and ending on and including December 31 of the last Calendar Year in the Performance Period.

(o)
“Post Separation Change of Control” means a Change of Control with an effective date following Holder’s Separation, but where such Separation resulted from the Commencement of a Change of Control prior to Holder’s Separation. For all purposes of this Award, the term “Commencement of a Change of Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.

(p)	“Proved Reserves per Share” means, for each applicable Calendar Year, the result of the calculation set out in Section 4(a) hereof with respect to such Calendar Year.

(q)	“Three-Year Average RGPS” means the result, expressed as a percentage, of averaging the Annual Reserves Growth per Share for each Calendar Year in the Performance Period.

(r)
“Total Shares Outstanding” means, for each Calendar Year in the Performance Period, the shares outstanding of the Company’s primary common equity security, including any restricted shares outstanding, but excluding any treasury shares, as of the last day of such Calendar Year, as reported in the Company’s Annual Report on Form 10-K for such Calendar Year.

(s)
“Vesting Date” means March 31, 2022 or the effective date of any earlier (i) Change of Control pursuant to Section 6(b) or (ii) death, Disability or Post Separation Change of Control pursuant to Sections 7(b)(i), 7(b)(ii) or 7(b)(iii), as applicable.

(t)
“Year-End Proved Reserves” means, for each Calendar Year in the Performance Period, the total Company proved oil, condensate, natural gas liquids and natural gas quantities as of the end of such Calendar Year (expressed in barrels of oil equivalent), as reported in the Company’s Annual Report on Form 10-K for such Calendar Year.

3.    PSUs as a Contingent Right. Each PSU represents a contingent right to receive one Performance Share, subject to the terms and conditions of this Award and the Plan; provided, that, the number of Performance Shares that become Earned Performance Shares may range from 0% to 100% of the number of Maximum Performance Shares.

4.    Performance Percentage Earned With Respect to Annual Reserves Growth per Share and Three-Year Average Reserves Growth per Share.

(a)	Proved Reserves per Share, which is the basis for the calculation of Beginning Proved Reserves per Share and Ending Proved Reserves per Share, shall be calculated as follows:

Year-End Proved Reserves
( Total Shares Outstanding + Debt Equivalent Shares)

(b)	Annual Reserves Growth per Share for each Calendar Year within the Performance Period shall equal the result of the following calculation, expressed as a percentage:

Ending Proved Reserves per Share	- 1
Beginning Proved Reserves per Share

(c)	The following Performance Percentage scale shall be used to determine the Performance Percentage in Section 4(d) for both the RGPS and Three-Year Average RGPS:

RGPS or Three-Year Average RGPS	Performance Percentage (subject to interpolation on a linear basis between 25% and 100%)
Greater than or equal to 6%	100%
5%	75%
4%	50%
3%	25%
Less than 3%	0%

(d)
The RGPS for each Calendar Year and the Three-Year Average RGPS are to be calculated as soon as practical after the end of each Calendar Year in the Performance Period. The Performance Percentage will be that percentage shown in Column 3 opposite the actual RGPS percentage for each Calendar Year and Three-Year Average RGPS shown in Column 2. The Earned Performance Shares described in Section 6 will be those shares reflected in Column 4 prior to any adjustments, if any, under Section 5 or 12; provided, that, if the Company’s Year-End Proved Reserves as of the last day of the Performance Period are not equal to or greater than the Company’s Year-End Proved Reserves as of the last day of the Calendar Year immediately preceding the Performance Period (each as reported in the Company’s Annual Report on Form 10-K), then the earned Performance Percentage will be capped at 100% under this Award.

Column 1	Column 2	Column 3	Column 4
	Actual RGPS or Three-Year Average RGPS (expressed as %)	Performance Percentage (based on scale provided in Section 4(c))	Earned Performance Shares (Performance Percentage x 25% x Maximum Performance Shares)
RGPS Year 1
RGPS Year 2
RGPS Year 3
Three-Year Average RGPS
Total

5.    Committee’s Adjustment of Performance Percentage. Notwithstanding any provision hereof or in the Plan to the contrary, the Committee, in its sole discretion, by Committee resolution passed prior to the Vesting Date, may adjust Holder’s otherwise earned Performance Percentage in an amount (if any) determined by the Committee based upon its subjective evaluation; provided, that, any adjustment of Holder’s Performance Percentage by the Committee for the Performance Period shall be determined after the end of the Performance Period, and shall not exceed twenty-five percent (25%) of Holder’s Performance Percentage otherwise earned during the Performance Period.

6.    Earned Performance Shares.

(a)    Earned Performance Shares. The number of Earned Performance Shares shall be determined by the calculation set forth in Section 4(d) which reflects the sum of (i) the Maximum Performance Shares multiplied by (ii) 25% multiplied by (iii) the Performance Percentage for each of the three yearly RGPS and the Three-Year Average RGPS. The Stock issued under this Award shall equal the Earned Performance Shares, reduced by the Company to satisfy all minimum applicable federal, state, and local income tax withholding requirements and employment tax withholding requirements. No fractional shares will be issued to the Holder. The Performance Percentage shall be determined by the Committee and the Holder will be advised as soon as administratively practicable following the end of the Performance Period (but in no case later than 90 days after the end of the Performance Period), and the Committee shall certify whether and to the extent that the Performance Percentage has been achieved, subject to the Change of Control provisions of Section 6(b) below.

(b)    Change of Control. Notwithstanding the foregoing and any other provision hereof to the contrary, if a Change of Control occurs during the Performance Period then, regardless of the Performance Percentage at the effective date of the Change of Control, Holder will be entitled to receive the Maximum Performance Shares pursuant to this Award. If a Change of Control occurs prior to the Vesting Date but on or after the last day of the Performance Period, Holder will be entitled to receive the number of Earned Performance Shares based on the calculation in Section 6 herein (without any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible, but in no event later than 60 days following the Vesting Date.

7.	Vesting (and Forfeiture) of Earned Performance Shares.

(a)	No Separation Prior to the Vesting Date. If Holder does not experience a Separation prior to the Vesting Date, Holder will be 100% vested in the Earned Performance Shares.

(b)
Forfeiture. Except to the extent expressly provided in Sections 7(b)(i), (ii) or (iii), Holder will permanently forfeit all rights with respect to all Performance Shares upon the date of his or her Separation, if such Separation occurs prior to the Vesting Date.

(i) Death. If Holder experiences a Separation by reason of death prior to the last day of the Performance Period, Holder’s Beneficiary (as defined in Section 11) will be entitled to receive Performance Shares in an amount equal to the number of Maximum Performance Shares (without any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible, but in no event more than 60 days after Holder’s death. If Holder experiences a Separation by reason of death prior to the Vesting Date but on or after the last day of the Performance Period, Holder’s Beneficiary will be entitled to receive the number of Earned Performance Shares based on the calculation in Section 6 herein (and does not have any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible, but in no event more than 60 days after the Vesting Date.

(ii) Disability. If Holder experiences a Separation by reason of Disability prior to the last day of the Performance Period, Holder or Holder’s Beneficiary, as applicable, will be entitled to receive Performance Shares in an amount equal to the number of Maximum Performance Shares (without any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible, but in no event more than 60 days after Holder’s Separation by reason of Disability. If Holder experiences a Separation by reason of Disability prior to the Vesting Date but on or after the last day of the Performance Period, Holder or Holder’s Beneficiary, as applicable, will be entitled to receive the number of Earned Performance Shares based on the calculation in Section 6 herein (without any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible, but in no event more than 60 days after the Vesting Date.

(iii) Post Separation Change of Control. If there is a Post Separation Change of Control, whereby Holder experiences such Separation prior to the last day of the Performance Period, Holder will be entitled to receive Performance Shares in an amount equal to the number of Maximum Performance Shares (without any right to receive any additional Performance Shares pursuant to this Award) as soon as reasonably possible after the date of the Change of Control, but in no event more than 60 days after the Change of Control occurs. If there is a Post Separation Change of Control, whereby Holder experiences such Separation on or after the last day of the Performance Period, Holder will be entitled to receive the number of Earned Performance Shares based on the calculation in Section 6 herein (without any right to receive any other Performance Shares pursuant to this Award) as soon as reasonably possible after the date of the Change of Control, but in no event more than 60 days after the Vesting Date.

8.    Withholding. If and when any portion of this Award becomes taxable, the minimum statutory tax withholding required to be made by the Company, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company, shall be paid to the Company, as applicable, in cash, by delivery of Stock, which Stock may be in whole or in part Stock subject to this Award, based on the Fair Market Value of such Stock on the Vesting Date, or via payroll deduction. The Holder, in his or her sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence.

9.    Issuance of Stock. Without limitation, Holder shall not have any of the rights and privileges of an owner of Stock (including voting rights and dividend rights) until the Vesting Date. The Company shall deliver the Earned Performance Shares as determined under Section 6 above) to Holder as soon as reasonably possible following vesting, subject to the provisions of Section 21 below. The Holder agrees that the delivery of Stock is subject to the Company’s stock ownership guidelines, as potentially modified from time to time.

10.    Administration. Without limiting the generality of the Committee’s rights, duties and obligations under the Plan, the Committee shall have the following specific rights, duties and obligations with respect to this Award: without limitation, the Committee shall interpret conclusively the provisions of this Award; adopt such rules and regulations for carrying out this Award as it may deem advisable; decide conclusively all questions of fact arising in the application of this Award; certify the extent to which the Performance Criteria has been satisfied and the Performance Percentage earned; exercise its right to adjust the Performance Percentage; and make all other determinations and take all other actions necessary or desirable for the administration of this Award. The Committee is authorized to change any of the terms or conditions of this Award in order to take into account any material unanticipated change in the Company’s operations, corporate structure, assets, or similar change, but only to the extent such action carries out the original purpose, intent and objectives of this Award. All decisions and acts of the Committee shall be final and binding upon Holder and all other affected parties. The Committee, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an administrator; provided, that, the determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

11.    Beneficiary. Holder’s rights hereunder shall be exercisable during Holder’s lifetime only by Holder or Holder’s legal representative. Holder may file with the Committee a written designation of beneficiary (such person(s) being the Holder’s “Beneficiary”), on such form as may be prescribed by the

Committee. Holder may, from time to time, amend or revoke a designation of Beneficiary. In the event that Holder does not file a written designation of Beneficiary, or where such Beneficiary predeceases the Holder, the following rules shall apply: (i) the Holder’s beneficiary designation for the basic life insurance benefits provided by the Company shall be Holder’s Beneficiary; and (ii) in the absence of such basic life insurance beneficiary, or in the event that such basic life insurance beneficiary predeceases the Holder, the Holder’s estate shall be deemed to be Holder’s Beneficiary.

12.    Adjustments in this Award. In addition to any adjustments under Section 5 herein, in the event of any dividend or split of the primary common equity security of the Company, or recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than cash dividends), exchange of such shares, or other similar corporate change, with regard to the Company, appropriate adjustments may be made to this Award in a manner deemed equitable by the Committee.

13.    Holder’s Access to Information. As soon as reasonably possible after the close of a Calendar Year, the Committee shall make all relevant annually determined calculations and determinations hereunder with respect to such Calendar Year, and will furnish (or cause to be furnished) all such relevant information to Holder as soon as reasonably possible following the date on which all, or a substantial majority, of the information is available.

14.    No Transfers Permitted. The rights under this Award are not transferable by the Holder other than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Earned Performance Shares.

15.    No Right to Continued Employment. Neither the Plan nor this Award, nor any terms contained therein or herein, shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they constitute a commitment of any kind with respect to the duration of Holder’s at will employment with the Company, nor interfere in any way with the Company’s right to terminate Holder’s at will employment at any time.

16.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

17.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, permitted successors and assigns of the parties hereto.

18.    Waivers. Any waiver of any right granted pursuant to this Award shall not be valid unless it is in writing and signed by the party waiving the right. Any such waiver shall not be deemed to be a waiver of any other rights.

19.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding, and each such provision not so affected will be enforced to the fullest extent permitted by law.

20.    Clawback. The PSUs and any Earned Performance Shares covered by this Award are subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject the Stock issued or to be issued hereunder to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rules promulgated thereunder by the

Securities and Exchange Commission, and that the Company determines should apply to the PSUs and any Earned Performance Shares.

21.    Compliance with Securities Laws. Notwithstanding any provision of this Award to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel of the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE HOLDER IS CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF PSUS GRANTED PURSUANT TO THIS AWARD MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to this Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require Holder to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance.

22.    Section 409A of the Code. It is the intention of the Committee that this Award is exempt from the Nonqualified Deferred Compensation Rules as a short-term deferral (within the meaning of such rules), and, as such, that this Award will be operated and construed accordingly. Neither this Section 22 nor any other provision of this Award or the Plan is or contains a representation to the Holder regarding the tax consequences of the grant, vesting, settlement, or sale of this Award (or the Stock underlying this Award), and should not be interpreted as such.

23.    Plan is Controlling. In the event of a conflict between the terms of the Plan and the terms of this Award, the terms of the Plan are controlling; provided, that, in the event the terms of this Award provide greater specificity as to certain aspects of this Award which are also covered by the Plan, such terms and specificity shall not constitute a conflict with the terms of the Plan.

[Signature pages to follow]

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives effective as of the Date of Grant.

DENBURY RESOURCES INC.

By:
	Christian S. Kendall President and Chief Executive Officer	Mark C. Allen Executive Vice President and Chief Financial Officer

[Signature Page]

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of this Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.

Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions, factual determinations, and/or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this Award, or both) of the Committee regarding any questions arising under the Plan, or this Award, or both.

Effective as of the Date of Grant.

Holder Signature

[Acknowledgment Page]